FIRST AMENDMENT

TO

DISTRIBUTION FEE AGREEMENT

WHEREAS, Lincoln Financial Distributors, Inc. (the “Financial Intermediary”), and JPMorgan Distribution Services (“JPMDS”) have entered into a Distribution Fee Agreement dated May 1, 2014 (the “Agreement”); and

WHEREAS, the parties wish to permit the Separate Accounts to purchase Shares of additional Portfolios and therefore desire to amend the Agreement to replace Exhibit A of the Agreement.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto effective May 1, 2015.

2.	Any terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of May 1, 2015.

LINCOLN FINANCIAL DISTRIBUTORS, INC.		JPMORGAN DISTRIBUTION SERVICES, INC.

By:	/s/ Thomas O’Neill	By:	/s/ Robert L. Young
Name:	Thomas O’Neill	Name:	Robert L. Young
Title:	SVP, COO & Head of Financial Institutions Group	Title:	Managing Director
Date:	3/23/15	Date:	3/26/15

EXHIBIT A

AS OF MAY 1, 2015

SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number Funded by Separate Account
Lincoln Life Flexible Premium Variable Life Account Z, Established on July 30, 2003 under the laws of the State of Indiana	The Lincoln National Life Insurance Company

Lincoln Life Flexible Premium Variable Life Account JF-C, established on August 4, 1993 under the laws of the State of New Hampshire (subsequently changed to Indiana)	The Lincoln National Life Insurance Company

Lincoln Life & Annuity Flexible Premium Variable Account Z, established on June 26, 2012 under the laws of the State of New York.	Lincoln Life & Annuity Company of New York

Lincoln Life Flexible Premium Variable Life Account S, established on November 2, 1998 under the laws of the State of Indiana.	The Lincoln National Life Insurance Company

Lincoln Life Variable Annuity Account N, established November 3, 1997 under the laws of the State of Indiana	The Lincoln National Life Insurance Company

Lincoln New York Account N for Variable Annuities established March 11, 1999 under the laws of the State of New York	Lincoln Life & Annuity Company of New York

PORTFOLIOS

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio